DESIGNATION OF DEATH BENEFIT PAYOUT ENDORSEMENT SUPPLEMENT TO APPLICATION

This application is for the election of the Designation of Death Benefit Payout Endorsement.

Name of Insured:                                                                                                                                                                                                                                                 Policy Number*
*Complete only if this supplement is for an inforce policy.

Please indicate your desired death benefit payout elections:

Specified Amount:                     $___________________

Lump Sum Benefit Amount:       $___________________

Installment Benefit:

$______________________                           ____________________        for              ________Years

Installment Benefit Amount                           Installment Benefit Mode                      Installment Benefit Period
(min. amount of $100)                                   (Annually, Semi-Annually)                     (min. period of 5 years, max.
      Quarterly, Monthly)                              period of 30 years)

Any variation in death proceeds payable from the Specified Amount will first be applied as an adjustment to the Lump Sum Benefit Amount.  Any remaining adjustment needed will be applied to the present value of the Installment Benefit and will reduce the Installment Benefit Amount in the same proportion as the reduction in the present value of the Installment Benefit.

By signing below you understand and agree that the information recorded above will form a part of the policy to which this Supplement is attached.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Dated at	___________________________________________	this	____________	day of	_________________________________	20______________
	City/State		Day		Month	Year

_____________________________________________	_______________	___________________________________________
Owner’s Signature	Agent Code	Agent Signature

ICC17A163